Exhibit 107
Calculation of Filing Fee Tables
FORM S-1
(Form Type)
WeWork Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Secondary Offering: Class A Common Stock, par value $0.0001 per share(4)	457(c)	552,382	$6.810(2)	$3,761,721.42(2)	0.0000927	$348.71
	Equity	Warrants to purchase Class A Common Stock(5)	457(c)	7,773,333	$1.705(3)	$13,253,532.77(3)	0.0000927	$1,228.60
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$17,015,254.19		$1,577.31
Total Fees Previously Paid								$484,800.00
Total Fee Offsets								$0.00
Net Fee Due								$0.00
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Class A Common Stock set forth in this table shall be adjusted to include such shares, as applicable.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on March 28, 2022 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”), as reported on the New York Stock Exchange, under the trading symbol “WE.”
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Warrants on March 31, 2022 (such date being within five business days of the date that this registration statement was first filed with the SEC), as reported on the New York Stock Exchange, under the trading symbol “WE WS.”
(4) Consists of up to 552,382 shares of Class A Common Stock registered for resale by the Selling Securityholders, comprising (i) 510,325 outstanding shares of Class A Common Stock and (ii) 42,057 shares of Class A Common Stock underlying options or issuable upon the settlement of restricted stock unit awards.
(5) Consists of up to 7,773,333 private placement warrants registered for resale by the Selling Securityholders.